JOHN HANCOCK DECLARATION TRUST
                              101 Huntington Avenue
                                Boston, MA 02199



                                                              May 1, 2000



Investors Bank & Trust Company
24 Federal Street
Boston, Massachusetts  02110


RE:      JOHN HANCOCK DECLARATION Trust
         - John Hancock V.A. Technology Fund

Ladies and Gentlemen:

         John Hancock Declaration Trust (the "Trust"), a Massachusetts business trust on behalf of John Hancock V.A. Technology Fund (the "Fund") hereby notifies Investors Bank & Trust Company (the "Bank") that it desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated March 9, 1999, effective May 1, 2000.

         If the Bank agrees to provide such services, please sign below and return a signed copy of this letter to the undersigned.


INVESTORS BANK & TRUST COMPANY    JOHN HANCOCK DECLARATION TRUST
                                  on behalf of John Hancock V.A. Technology Fund


By:  /s/Kevin J. Sheehan                         By:  /s/Anne C. Hodsdon
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     Name:  Kevin J. Sheehan                          Name:   Anne C. Hodsdon
     Title:  Chief Executive Officer                  Title:  President


Attest:  /s/Paul R. Apero                        Attest: /s/Carmine M. Pelissier
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